EXHIBIT 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 8, 1996, included in Standard Microsystems Corporation's Form 10-K for the year ended February 29, 1996, and to all references to our Firm included in this registration statement.

                                                ARTHUR ANDERSEN LLP


Washington, D.C.
  June 26, 1996